Exhibit 99.1

STELLAR RESOURCES LTD.
3155 East Patrick Lane, Suite 1,
Las Vegas, Nevada 89120
Tel: 702-898-6004 - Fax: 702-898-6012
http://www.stellar-resources.com

Trading Symbol: SRRL

STELLAR RESOURCES, LTD. RETAINS E & E COMMUNICATIONS FOR
PUBLIC AND INVESTOR RELATIONS CAMPAIGN

LAS VEGAS, NV.. – November 13, 2006 – Stellar Resources, Ltd. (OTC BB: SRRL), a development stage company engaged in the acquisition, exploration and subsequent development of oil and gas properties, announced today that it has retained E & E Communications, a Southern California full service investor and public relations agency with significant experience in representing micro cap companies, to assist its efforts in this sector.

“E & E Communications and its Principal, Paul Knopick, have a track record of success in helping companies explain to Wall Street and to potential investors their business strategies,” said Kathy Whyte, President, Stellar Resources.  “As we move forward with our program to identify and acquire strategic positions in properties in the oil and gas sector in North America, we believe that detailing our successes to investors will be of major importance.”

“Stellar Resources has the leadership, the vision and the business acumen to be successful in its goals of long-term asset growth and increased shareholder value,” said Mr. Knopick.  “We are very much looking forward to this investor and public relations campaign.”

/s/Kathy Whyte, President

For Investor Relations
CONTACT: Stellar Resources Ltd.
Paul Knopick, E & E Communications
(949) 707-5365
pknopick@eandecommunications.com

This press release contains statements, which may constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-statements include fluctuation of operating results, the ability to compete successfully and the ability to complete before-mentioned transactions. The company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.